Exhibit 10.2

FIRST AMENDMENT TO

ACQUISITION AND PARTICIPATION AGREEMENT

(Lustre-Midfork Prospect)

This First Amendment to Acquisition and Participation Agreement (“Agreement”), dated effective as of June 3, 2021 (“Effective Date”), is between and among CAT CREEK HOLDINGS LLC, a Montana limited liability company with an office located at 398 Sage Lane, Winnett, Montana 59087 (“Operator” or “Cat Creek”), LAREDO OIL, INC., a Delaware corporation with an office located at 398 Sage Lane, Winnett, Montana 59087 (“Laredo Oil”) and LUSTRE OIL COMPANY LLC, a Montana limited liability company with an office located at 398 Sage Lane, Winnett, Montana 59087 (“Lustre Oil”) (Laredo Oil and Lustre Oil, collectively with their Representatives “Lustre”) and LARIS OIL & GAS, LLC, a Colorado limited liability company with an office located at 9876 Clairton Way, Highlands Ranch, Colorado 80126 (“Laris Oil”) and EREHWON OIL & GAS, LLC, a Colorado limited liability company with an office located at 9876 Clairton Way, Highlands Ranch, Colorado 80126 (“Erehwon Oil”), (Laris Oil and Erehwon Oil, collectively with their Representatives “Erehwon”). Erehwon and Lustre may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

A.	The Parties executed that certain Acquisition and Participation Agreement dated effective as of June 3, 2021 (“APA”).

B.	The APA named Cat Creek as the Operator in the APA and the Exhibits thereto, including without limitation, the JOA (as defined in the APA) and the exhibits thereto.

C.	The Parties now desire to amend the Operator named in the APA and the JOA, and the Exhibits to both the APA and the JOA, from Cat Creek to Lustre Oil.

AGREEMENT

In consideration of the mutual promises contained herein, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	CHANGE OF OPERATOR:

a.	OPERATOR. The Parties hereby agree to amend the Operator named in the APA and the JOA, and all Exhibits to the APA and the JOA, from Cat Creek to Lustre Oil. All references to Cat Creek in the APA and the JOA, and all Exhibits to the APA and the JOA, shall henceforth be deemed to refer to Lustre Oil. To avoid any uncertainty, Cat Creek hereby irrevocably waives and releases any interest it may have had under the APA and the JOA and all Exhibits to the APA and the JOA and shall no longer have any interest in the APA and the JOA and all exhibits to the APA and the JOA.

b.	NO OTHER CHANGES: All other terms and conditions of the APA and the JOA, and all Exhibits to the APA and the JOA, not otherwise amended herein, shall remain in full force and effect.

2.	MISCELLANEOUS:

a.	Governing Law and Venue. This Agreement shall be governed by the laws of the State of Colorado, excluding any conflict of laws rule or principle that might refer the governance or the construction hereof to another jurisdiction except as to matters and issues subject to laws of all other governmental bodies, including the federal laws and regulations and the State of Montana related to real property interests and to governmental jurisdiction over operations carried on under or pursuant to this Agreement.

b.	No Partnership. This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or a joint venture between Lustre, Cat Creek and Erehwon.

c.	Entire Agreement. With respect to the subject matter hereof, this Agreement, together with all exhibits attached hereto and incorporated herein, shall constitute the full and complete understanding and agreement of the Parties and there are no other understandings, obligations or relationships or agreements written or oral. This Agreement may only be amended by a writing signed by Lustre, Cat Creek and Erehwon.

d.	Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provision herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

e.	Counterparts. This Agreement may be executed by facsimile or by other electronic media in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

f.	Parties in Interest: This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and, except as otherwise prohibited herein, their respective successors and permitted assigns. Subject to Section 4 of this Agreement, nothing contained in this Agreement, either express or implied, is intended to confer upon any other person or entity any benefits, privileges, rights or remedies.

g.	Further Assurances: After executing this Agreement, the Parties agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations hereunder and under any instrument delivered pursuant hereto.

h.	Mutually Drafted: The Parties hereto stipulate and agree that this Agreement and the language used in this Agreement are the product of both Parties’ efforts in consultation with their attorneys and other consultants and each Party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement or the drafter’s specific language in an agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EREHWON OIL & GAS, LLC		LUSTRE OIL COMPANY LLC

By:	LARIS OIL & GAS, LLC	By:	LAREDO OIL INC.
	Its sole Member		Its sole Member

By:	/s/ John M. Stafford	By:	/s/ Mark See
	John M. Stafford		Mark See
	President		President

CAT CREEK HOLDINGS LLC

By:	/s/ Mark See
Mark See
President